UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

THE BON-TON STORES, INC.

(Exact name of registrant specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, zip code)

(717) 757-7660

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On July 16, 2014, The Bon-Ton Stores, Inc. (the “Company”) and Brendan L. Hoffman, President and Chief Executive Officer of the Company, agreed to an amendment (the “Amendment”) to Mr. Hoffman’s existing employment agreement, dated January 23, 2012 (the “Employment Agreement”).  Except as amended by the Amendment, all other terms of the Employment Agreement remain in effect.  Capitalized terms used hereinafter and not otherwise defined have the meanings set forth in the Employment Agreement.

As previously disclosed, on March 5, 2014, Mr. Hoffman informed the Company’s Board of Directors that he would not renew the Employment Agreement when its term expires on February 7, 2015 (the “Expiration Date”).  The Amendment reflects an agreement between the Company and Mr. Hoffman regarding the terms of his employment with the Company until the Expiration Date.  The Amendment amends the Employment Agreement to, among other things, provide that:

•                  In the event the Company terminates Mr. Hoffman’s employment prior to the Expiration Date, Mr. Hoffman will be entitled to receive the full amount of any Annual Bonus Mr. Hoffman would have otherwise earned for fiscal year 2014 had he been retained by the Company until the Expiration Date.

•                  In the event the Company terminates Mr. Hoffman’s employment prior to the Expiration Date, the restrictions on (i) the 100,000 unvested time-based vesting restricted shares granted to Mr. Hoffman pursuant to the Employment Agreement that would otherwise vest at the end of the Term; (ii) the 125,000 unvested performance-based vesting restricted shares granted to Mr. Hoffman pursuant to the Employment Agreement that would otherwise be earned during the Term (subject to the attainment of the performance goals underlying such performance-based vesting restricted shares); and (iii) up to 75,000 unvested performance-based vesting shares granted to Mr. Hoffman pursuant to that certain Restricted Stock Agreement, dated as of May 6, 2013, by and between the Company and Mr. Hoffman, that would otherwise be earned during the Term (subject to the attainment of the performance goals underlying such performance-based vesting restricted shares), will in each case lapse and such restricted shares will become fully vested; and all other equity based compensation awarded to Mr. Hoffman would be forfeited.

•                  The terms relating to the termination of Mr. Hoffman’s employment contained in Section 10 of the Employment Agreement are deleted in their entirety, and, in lieu thereof, the Amendment provides that the Company may terminate Mr. Hoffman’s employment at will upon written notice by the Company to Mr. Hoffman.

•                  The terms relating to the payments Mr. Hoffman was entitled to receive upon termination pursuant to Section 11 of the Employment Agreement are deleted in their entirety and, in lieu thereof, the Amendment provides that upon termination of employment prior to the Effective Date, for any reason, Mr. Hoffman will be entitled to receive only his salary and applicable COBRA payments through the Expiration Date.

•                  Following Mr. Hoffman’s employment with the Company, regardless of the reason or timing of Mr. Hoffman’s termination, Mr. Hoffman will not be restricted from pursuing other employment opportunities.

The description of the material terms of the Amendment set forth herein is qualified in its entirety by the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Brendan Hoffman dated July 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BON-TON STORES, INC.

Dated: July 17, 2014	By:	/s/ Keith E. Plowman
		Name:	Keith E. Plowman
		Title:	Executive Vice President - Chief Financial Officer